Exhibit 5.1

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

August 9, 2013

Galena Biopharma, Inc.

310 State Street

Lake Oswego, Oregon 97034

Re: Registration Statement on Form S-3 (Reg. No. 333-188847)

Ladies and Gentlemen:

We have acted as counsel to Galena Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the above-referenced Registration Statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”), and including a prospectus that forms a part of the Registration Statement (the “Prospectus”), covering the offering of up to 10,311,793 shares (the “Primary Shares”) of common stock of the Company, par value $0.0001 per share (“Common Stock”), issuable upon exercise of outstanding warrants of the Company described therein and up to 408,545 shares (the “Secondary Shares”) of Common Stock being offered for sale by the selling securityholder named therein, including 384,688 issued and outstanding shares of Common Stock (the “Secondary Issued Shares”) and up to 23,857 shares of Common Stock (the “Secondary Warrant Shares”) issuable upon the exercise of outstanding warrants of the Company (together with the foregoing warrants, the “Warrants”). The Primary Shares and the Secondary Shares are sometimes collectively referred to herein as the “Shares.” This opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion letter, we have examined and relied upon originals or copies of: (1) the Registration Statement, including the Prospectus; (2) the Company’s Amended and Restated Certificate of Incorporation; (3) the Company’s Amended and Restated Bylaws; (4) the forms of the Warrants, (5) resolutions of the Company’s Board of Directors pertaining to the Registration Statement, the Warrants, the Shares and related matters; and (6) such other documents, corporate records, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) and in the documents that are incorporated by reference into the Registration Statement are accurate and complete; and (4) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.

The law covered by our opinion expressed below is limited to the internal corporate laws of the State of Delaware. We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction.

Galena Biopharma, Inc.

August 9, 2013

We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the company, or any other circumstance. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinion expressly set forth below. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated below with respect to the Shares.

Based upon and subject to the foregoing, we are of the opinion that (1) the Secondary Issued Shares are validly issued, fully paid and non-assessable and (2) the Primary Shares and the Secondary Warrant Shares, when sold and issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid, and non-assessable.

This opinion letter is rendered to you solely in connection with the transactions contemplated by the Registration Statement and may not be relied upon for any other purpose. We consent to the filing with the Commission of this opinion letter as Exhibit 5.1 to the Registration Statement and further consent to the reference made to us in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ TROYGOULD PC